EXHIBIT 99.1

Artelo Biosciences Announces $1.425 Million At-the-Market Private Placement Financing

SOLANA BEACH, CA – June 26, 2025 – Artelo Biosciences, Inc. (Nasdaq: ARTL), a clinical-stage pharmaceutical company focused on modulating lipid-signaling pathways to develop treatments for people living with cancer, pain, dermatological or neurological conditions, today announced it has entered into a definitive securities purchase agreement for an At-the-Market private placement for gross proceeds of approximately $1.425 million.

Under the terms of the agreement, Artelo will issue 136,844 shares of common stock and 93,179 pre-funded warrants, along with accompanying warrants to purchase 460,046 shares at $5.82 per share and 230,023 shares at $10.00 per share. The purpose of the offering was to provide sufficient capital for Artelo to announce clinical data regarding its two phase 1 study results for ART26.12 and a phase 2 study readout from the CAReS trial for ART27.13 as previously disclosed. In addition, the agreement provides that Artelo will use commercially reasonably efforts to use $250,000 of the net proceeds to purchase the digital currency known as SOL and the balance of the net proceeds will be used for general corporate and working capital purposes and to pay any fees and expenses in connection with the offering. The closing of the offering is expected to occur on or about June 26, 2025, subject to the satisfaction of customary closing conditions.

The securities sold in the private placement have not been registered under the Securities Act of 1933, as amended, and may not be resold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to file a registration statement covering the resale of the securities issued in the offering. This press release shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

About Artelo Biosciences

Artelo Biosciences, Inc. is a clinical-stage pharmaceutical company dedicated to the development and commercialization of proprietary therapeutics that modulate lipid-signaling pathways. Artelo is advancing a portfolio of broadly applicable product candidates designed to address significant unmet needs in multiple diseases and conditions, including anorexia, cancer, anxiety, dermatologic conditions, pain, and inflammation. Led by proven biopharmaceutical executives collaborating with highly respected researchers and technology experts, the Company applies leading-edge scientific, regulatory, and commercial discipline to develop high-impact therapies. More information is available at www.artelobio.com and X: @ArteloBio.

Forward Looking Statements

This press release contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the Company’s future investment policy of its excess capital, product development, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions. These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the Securities and Exchange Commission, including our ability to raise additional capital in the future. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable securities laws.

Investor Relations Contact:

Crescendo Communications, LLC

Tel: 212-671-1020

Email: ARTL@crescendo-ir.com